CERTIFICATE OF AMENDMENT
                                 TO AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                        IN VIVO MEDICAL DIAGNOSTICS, INC.

     The undersigned, being the President and Chief Executive Officer of IN VIVO MEDICAL DIAGNOSTICS, INC., a corporation existing under the laws of the State of Colorado, does hereby certify under the seal of the said corporation as follows:

     1. The articles of incorporation of the Corporation are hereby amended by replacing Article I, in its entirety, with the following:

     "Article I. Name. The name of the Corporation is In Veritas Medical Diagnostics, Inc."


     2. The articles of incorporation of the Corporation are hereby amended by replacing Article II, Section 1 in its entirety, with the following:

     "Article II. Section 1. Authorized Capital. The total number of shares of all classes which the Corporation shall have authority to issue is 550,000,000 of which 50,000,000 shall be preferred stock, $.001 par value per share and 500,000,000 of which shall be common stock, $.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:"

     3. The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Section 17-107-104 of the General Corporation Law of the State of Colorado.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by John Fuller, its President and Chief Executive Officer, this 24th day of March, 2005.

                                           IN VIVO MEDICAL DIAGNOSTICS, INC.


                                           By: /s/ John Fuller
                                           --------------------------------
                                           John Fuller, President and Chief
                                           Executive Officer